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                                                                      EXHIBIT 12

                        TELEPHONE AND DATA SYSTEMS, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                             (DOLLARS IN THOUSANDS)

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
EARNINGS:
  Income from Continuing Operations before Income Taxes..........................  $ 101,257
    Add (Deduct):
      Minority Share of Losses...................................................       (336)
      Earnings on Equity Method..................................................    (30,083)
      Distributions from Minority Subsidiaries...................................     17,375
      Amortization of Non-Telephone Capitalized Interest.........................         28
      Minority share of income in majority-owned subsidiaries that have fixed
       charges...................................................................      4,411
                                                                                   ---------
                                                                                      92,652

    Add fixed charges:
      Consolidated interest expense..............................................     41,061
      Interest Portion (1/3) of Consolidated Rent Expense........................      5,103
      Amortization of debt expense and discount on indebtedness..................        189
                                                                                   ---------
                                                                                   $ 139,005
                                                                                   ---------
                                                                                   ---------

FIXED CHARGES:
  Consolidated interest expense..................................................  $  41,061
  Interest Portion (1/3) of Consolidated Rent Expense............................      5,103
  Amortization of debt expense and discount on indebtedness......................        189
                                                                                   ---------
                                                                                   $  46,353
                                                                                   ---------
                                                                                   ---------

RATIO OF EARNINGS TO FIXED CHARGES...............................................       3.00
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Redeemable Preferred Dividends....................................  $   2,166
  Fixed Charges..................................................................     46,353
                                                                                   ---------
    Fixed Charges and Redeemable Preferred Dividends.............................  $  48,519
                                                                                   ---------
                                                                                   ---------

RATIO OF EARNINGS TO FIXED CHARGES AND REDEEMABLE PREFERRED DIVIDENDS............       2.86
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Preferred Dividends...............................................  $   4,112
  Fixed Charges..................................................................     46,353
                                                                                   ---------
    Fixed Charges and Preferred Dividends........................................  $  50,465
                                                                                   ---------
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RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS.......................       2.75
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